Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of the ProFunds

In planning and performing our audit of the financial statements of the ProFunds (comprising the Bull ProFund, Mid-Cap ProFund,
 Small-Cap ProFund, OTC ProFund, Large-Cap Value ProFund,
 Large-Cap Growth ProFund, Mid-Cap Value ProFund, Mid-Cap
 Growth ProFund, Small-Cap Value ProFund, Small-Cap Growth ProFund, Europe 30 ProFund, UltraBull ProFund, UltraMid-Cap ProFund, UltraSmall-Cap ProFund, UltraDow 30 ProFund, UltraOTC
 ProFund, UltraInternational ProFund, UltraEmerging Markets
 ProFund, UltraJapan ProFund, Bear ProFund, Short Small-Cap
 ProFund, Short OTC ProFund, UltraBear ProFund, UltraShort
 Mid-Cap ProFund, UltraShort Small-Cap ProFund, UltraShort
 Dow 30 ProFund, UltraShort OTC ProFund, UltraShort International ProFund, UltraShort Emerging Markets ProFund, UltraShort Japan ProFund, Banks UltraSector ProFund, Basic Materials UltraSector ProFund, Biotechnology UltraSector ProFund, Consumer Goods UltraSector
 ProFund, Consumer Services UltraSector ProFund, Financials
 UltraSector ProFund, Health Care UltraSector ProFund,
 Industrials UltraSector ProFund, Internet UltraSector ProFund,
 Mobile Telecommunications UltraSector ProFund, Oil & Gas
 UltraSector ProFund, Oil Equipment, Services & Distribution
 ProFund, Pharmaceuticals UltraSector ProFund, Precious
 Metals UltraSector ProFund, Real Estate UltraSector ProFund, Semiconductor UltraSector ProFund, Technology UltraSector
 ProFund, Telecommunications UltraSector ProFund, Utilities
 UltraSector ProFund, Short Oil & Gas ProFund, Short Precious
 Metals ProFund, Short Real Estate ProFund, U.S. Government
 Plus ProFund, Rising Rates Opportunity 10 ProFund, Rising
 Rates Opportunity ProFund, Rising U.S. Dollar ProFund, and
 Falling U.S. Dollar ProFund) (the Funds ) as of and for the period ended July 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion of the effectiveness of the ProFunds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the ProFunds is responsible for establishing and maintaining internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
   The Funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company s assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over
 financial reporting may not prevent or detect misstatements.
  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Funds ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Funds annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of ProFunds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the ProFunds internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of July 31, 2006.

This report is intended solely for the information and use of management and the Board of Trustees of the ProFunds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ Ernest & Young LLP


Columbus, Ohio
September 11, 2006